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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                    PetroFina
             (Exact Name of Registrant as Specified in Its Charter)

             Kingdom of Belgium                           None
 (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

      52 rue de l'Industrie, B-1040 Brussels, Belgium       (Not Applicable)
            (Address of Principal Executive Officer)           (Zip Code)

If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section 12 (b)      class of securities pursuant to Section 12 (g)
of the Exchange Act and is effective pursuant       of the Exchange Act and is effective pursuant
to General Instruction A. (c), please check the     to General Instruction A. (d), please check
following box. [X]                                  the following box. [ ]

Securities Act registration statement file number to which this form
relates:                                                               333-49315
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class                           Name of Each Exchange on Which
              to be so Registered                           Each Class is to be Registered
              -------------------                           ------------------------------

Warrants to purchase American Depositary                    New York Stock Exchange
Shares evidenced by American Depositary
Receipts


Securities to be registered pursuant to Section 12(g) of the Act:  None




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Item 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a full description of the Warrants being registered hereto, reference is made to the information contained under the captions "Description of PetroFina Securities - PetroFina Warrants," "Certain Tax Considerations Relating to PetroFina Warrants and PetroFina ADSs" and Annex B contained in the Prospectus dated July 16, 1998 contained in the Registration Statement on Form F-4 (Registration No. 333-49315). The Registrant's Registration Statement on Form F-4 (File No. 333-49315) filed with the Securities and Exchange Commission on April 2, 1998, as amended by Amendment No. 1 to the Registration Statement filed on May 19, 1998, as amended by Amendment No. 2 to the Registration Statement filed on June 17, 1998 and as amended by Amendment No. 3 to the Registration Statement filed on July 15, 1998 (collectively referred to hereafter as the "Registration Statement on Form F-4") is hereby incorporated by reference herein.

Item 2.     EXHIBITS.

            Prospectus dated July 16, 1998, included in the Registrant's Registration Statement on Form F-4 (Registration No. 333-49315) and hereby incorporated by reference herein.

            Form of Warrant Certificate (included in immediately preceding exhibit).

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          PetroFina

Date: July 31, 1998                       By: /s/ Francois Vincke
                                             ------------------------
                                             Name: Francois Vincke
                                             Title: Secretary General